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                                                                    EXHIBIT 4.10

                                                                       EXHIBIT D
                                                                       ---------

                     FORM OF REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT, dated as of March 3, 2000 (this "Agreement"), is entered into by and between INFORMATION HIGHWAY.COM, INC., a Florida corporation (the "Company") and Senasqua Investors LLC, a Delaware limited liability company (the "Purchaser").

                              W I T N E S S E T H:

     WHEREAS, pursuant to a Securities Purchase Agreement, dated as of March 3, 2000, by and between the Purchaser and the Company (the "Securities Purchase Agreement"), the Company has agreed to issue and sell to the Purchaser $1,500,000 principal amount of the Company's 5% Convertible Debentures due 2002 (the "Debentures") and two year Warrants to purchase 225,000 shares of Common Stock of the Company (the "Warrants"; the Debentures and the Warrants collectively, the "Securities");

     WHEREAS, pursuant to the terms of the Debentures and the Warrants, (i) upon the conversion of the Debentures and (ii) upon exercise of the Warrants, the Company will issue shares of the Company's common stock, par value $.0001 per share (the "Common Stock") (the shares of Common Stock issued or issuable to the Purchaser upon the conversion the Debentures and/or upon the exercise of the Warrants are collectively referred to herein as the "Shares") to the Purchaser; and

     WHEREAS, to induce the Purchaser to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1.   Definitions.

          (a) As used in this Agreement, the following terms shall have the following meanings:

          (i) "Minimum Conversion Shares" on any date means a number of shares equal to at least the sum of: (x) two (2) times the number of shares of Common Stock that are issuable upon conversion of the Debentures on such date, without regard to any limitation on any holder's ability to convert the Debentures and
(y) the number of shares of Common Stock issuable upon exercise of the Warrants.

          (ii) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing one or more Registration Statement or Statements in compliance

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with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the Securities and Exchange Commission (the "Commission").

          (iii) "Registrable Securities" means collectively, the Shares and the Warrants.

          (iv) "Registration Statement" means a registration statement of the Company under the Securities Act.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement, the Debentures or the Warrants, as the case may be.

2.   Registration.

          Mandatory Registration. The Company shall prepare and, as soon as practicable but in no event later than thirty (30) days after the Closing Date (the "Required Filing Date"), file with the Commission a Registration Statement on Form SB-2, or an amendment to any pending Registration Statement on Form SB-2 of the Company, covering resales of (a) the Warrants and (b) the Minimum Conversion Shares on the filing date. In the event that Form SB-2 is unavailable for such a registration, the Company shall use such other form as is available for such a registration. Such Registration Statement or amended Registration Statement, as the case may be, shall state that, in accordance with Rule 416 under the Securities Act, it also covers such indeterminate number of additional Shares as may become issuable upon conversion of the Debentures and exercise of the Warrants (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) to the extent consistent with the interpretations of the Commission of such rule at such time, resulting from any adjustment in the applicable Conversion Price of such Debentures or the Current Warrant Price of such Warrants. If on any date the Minimum Conversion Shares exceed the total number of Shares so registered, the Company shall (i) if such Registration Statement has not been declared effective by the Commission at that time, amend the Registration Statement filed by the Company pursuant to the preceding portions of this paragraph, to register all of such Minimum Conversion Shares, or (ii) if such Registration Statement has been declared effective by the Commission at that time, file with the Commission an additional Registration Statement on SB-2 (or, in the event that Form SB-2 is unavailable for such a registration, on such other form as is available) to register all of such Minimum Conversion Shares that have not already been so registered. The Company shall use its best efforts to cause any such Registration Statement or amended Registration Statement, as the case may be, to become effective within the earliest to occur of (i) ninety (90) days following the Closing Date; or
(ii) if the Commission elects not to conduct a review of the Registration Statement, the date which is five (5) business days after the date upon which either the Company or its counsel is so notified, whether orally or in writing, whether orally or in writing, that the Commission has no further comments with respect to the Registration Statement, or that the Registration Statement may be declared effective. The earliest of such dates is referred to herein as the
"Required Effective Date."   Notwithstanding the use of the terms "Required
Filing Date" and "Required Effective Date" herein, the Company shall at all

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times use its best efforts to file each required Registration Statement or amendment to a Registration Statement as soon as possible after the Closing Date or after the date the Company becomes obligated to file such Registration Statement or amendment, as the case may be, and to cause each such Registration Statement or amendment to become effective as soon as possible thereafter. No securities of the Company other than the Registrable Securities shall be included in any such Registration Statement. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date which is two (2) years following the date hereof.

          (b) Payments by the Company.

          (i) (A) If the Registration Statement covering the Registrable Securities is not filed in proper form with the Commission on or prior to the Required Filing Date, (B) if the Registration Statement covering the Registrable Securities is not effective on or prior to the Required Effective Date, (C) if the number of Shares qualified for trading on the OTC Bulletin Board or NASDAQ SmallCap Stock Market or reserved by the Company for issuance shall be insufficient for issuance upon the conversion of the outstanding Debentures and the exercise of the Warrants, or (D) upon the occurrence of a Blackout Event (as described in Section 3(f) or Section 3(g) below) (each of the events described in clauses (A) through (D) of this paragraph are referred to herein as a "Registration Default"), the Company will make payments to the Purchaser in such amounts and at such times as shall be determined pursuant to this Section 2(b).

          (ii) The amount (the "Periodic Amount") to be paid by the Company to the Purchaser for each thirty (30) day period, or portion thereof, during which a Registration Default shall be in effect (each such period, a "Default Period") shall be equal to two percent (2%) of the sum of (a) the principal amount of Debentures outstanding and (b) the principal amount of Debentures converted into shares of Common Stock (the "Purchase Price"); provided, with respect to any Default Period during which the relevant Registration Defaults shall have been cured, the Periodic Amount shall be pro rated for the number of days during such period during which the Registration Defaults were pending; and provided further, that the payment of such Periodic Amounts shall not relieve the Company from its continuing obligations to register the Registrable Securities pursuant to Section 2(a).

          (iii) Each Periodic Amount shall be payable by the Company, in cash or other immediately available funds, to the Purchaser on the last day of each month during which a Registration Default occurred or was continuing, without demand therefor by the Purchaser. If the Company shall not remit the Periodic Amounts payable to the Purchaser as set forth in paragraph (ii) above, the Company will pay the Purchaser reasonable costs of collection, including attorneys' fees, in addition to the Periodic Amounts.

          (iv) The parties acknowledge that the damages which may be incurred by the Purchaser if the Registration Statement is not filed by the Required Filing Date, if the Registration Statement has not been declared effective by the Required Effective Date, if an insufficient number of shares of Common Stock shall be qualified for trading or reserved for issuance, or if the provisions of
Section 3(f) or 3(g) become applicable, may be difficult to

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ascertain. The parties agree that the Periodic Amount represents a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of such damages.

     (c) Piggyback Registration. (i) If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a Registration Statement relating solely to employee share option plans or pursuant to an acquisition transaction on Form S-4, the Company will:

          (A) provide to the Purchaser written notice thereof as soon as practicable prior to filing the Registration Statement; and

          (B) include in such Registration Statement and in any underwriting involved therein, all of the Registrable Securities specified in a written request by the Purchaser made within fifteen (15) days after receipt of such written notice from the Company.

          (ii) If the Registration is for a registered public offering involving an underwriting, the Company shall so advise the Purchaser as a part of the written notice given pursuant to this Section. In such event, the rights of the Purchaser hereunder shall include participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. To the extent that the Purchaser proposes to distribute its securities through such underwriting, the Purchaser shall (together with the Company and any other securityholders of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section, if the managing underwriter of such underwriting determines that marketing factors require a limitation of the number of shares to be offered in connection with such underwriting, the managing underwriter may limit the number of Registrable Securities to be included in the Registration and underwriting (provided, however, that (a) the Registrable Securities shall not be excluded from such underwritten offering prior to the exclusion of any securities held by officers and directors of the Company or their affiliates, (b) the Registrable Securities shall be entitled to at least the same priority in an underwritten offering as any securities included in such offering by any of the Company's other existing securityholders, and (c) the Company shall not enter into any agreement that would provide any securityholder with priority in connection with an underwritten offering greater than the priority granted to the Purchaser hereunder). The Company shall so advise any of its other securityholders who are distributing their securities through such underwriting pursuant to their respective piggyback registration rights, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the Purchaser and all other securityholders of the Company in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Purchaser and such other securityholders at the time of the filing of the registration statement. If the Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company. Any Registrable Securities so excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

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     (d)  Eligibility for Form SB-2.  The Company represents and warrants that it meets all of the requirements for the use of Form SB-2 for the Registration of the sale by the Purchaser and any transferee who purchases the Registrable Securities, and the Company covenants that it shall file all reports required to be filed by the Company with the Commission in a timely manner, and shall take such other actions as may be necessary to maintain such eligibility for the use of Form SB-2.

     (e) Priority in Filing. The Company covenants that beginning on the Closing Date and ending on the date that is one hundred and eighty (180) days after the Registration Statement filed pursuant to Section 2(a) of this Agreement becomes effective ( provided that if, after the effective date of such Registration Statement, the Purchaser shall be unable to sell Registrable Securities pursuant to such Registration Statement for any number of days, the provisions of this Section 2(e) shall apply for an additional number of days equal to the number of days during which any Purchaser is unable to sell Registrable Securities pursuant to such Registration Statement), the Company will not file any Registration Statement, other than a Registration Statement required by Section 2(a) hereof, without the written consent of the Purchaser, except that the Company may include on the Registration Statement securities to be sold by the selling stockholders in the amounts listed on Schedule 2(e) hereto.

3.   Obligations of the Company.

          In connection with the registration of the Registrable Securities, the Company shall do each of the following:

          (a) Prepare and file with the Commission the Registration Statements required by Section 2 of this Agreement and such amendments (including post-effective amendments) and supplements to the Registration Statements and the prospectuses used in connection with such Registration Statements, each in such form as to which the Purchasers and its counsel shall not have objected, as may be necessary to keep the Registration effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities of the Company covered by the Registration Statements until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statements;

          (b) Furnish to each Purchaser, if the Registrable Securities of such Purchaser are included in the Registration Statement, and its legal counsel identified to the Company, promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, a copy of the Registration Statement, each preliminary prospectus, each final prospectus, and all amendments and supplements thereto and such other documents, as such Purchaser may reasonably request in order to facilitate the disposition of its Registrable Securities;

          (c) Furnish to each Purchaser and its counsel copies of any correspondence between the Company and the Commission with respect to any Registration Statement or amendment or supplement thereto filed pursuant to this Agreement;

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          (d) Use all reasonable efforts to (i) register and qualify the
Registrable Securities covered by the Registration Statements under such other securities or blue sky laws of such jurisdictions as each Purchaser may reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions, provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to the service of process in any jurisdiction;

          (e) Qualify such securities for trading on the OTC Bulletin Board and list such securities on all the other national securities exchanges on which any securities of the Company are then listed, and file any filings required by Nasdaq and/or such other exchanges;

          (f) As promptly as practicable after becoming aware of such event, notify each Purchaser of the occurrence of any event, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and to use its best efforts to promptly prepare a supplement or amendment to such Registration Statement or other appropriate filing with the Commission to correct such untrue statement of omission, and to deliver a number of copies of such supplement or amendment to each Purchaser as such Purchaser may reasonably request;

          (g) As promptly as practicable after becoming aware of such event, notify each Purchaser (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission or any stop order or other suspension of the effectiveness of any Registration Statement at the earliest possible time, and to use its best efforts to promptly obtain the withdrawal of such stop order or other suspension of effectiveness (the occurrence of any of the events described in paragraphs (f) and (g) of this
Section 3 is referred to herein as a BlackoutEvent);

          (h) During the period commencing upon (i) the Purchasers' receipt of a notification pursuant to Section 3(f) above or (ii) the entry of a stop order or other suspension of the effectiveness of the Registration Statement described in
Section 3(g) above, and ending at such time as (x) the Company shall have completed the applicable filings (and if applicable, such filings shall have been declared effective) and shall have delivered to the Purchasers the documents required pursuant to Section 3(f) above or (y) such stop order or other suspension of the effectiveness of the Registration Statement shall have been removed, the Company shall be liable to remit the payments required to be paid to the Purchasers pursuant to Section 2(b) above;

          (i) Suspend the use of any prospectus used in connection with any Registration Statement only in the event, and for such period of time as, such a suspension is required by the rules and regulations of the Commission;

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          (j) Enter into such customary agreements for secondary offerings
(including a customary underwriting agreement with the underwriter or underwriters, if any) and take all such other actions reasonably requested by the Purchaser in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities. Whether or not an underwriting agreement is entered into and whether or not the Registrable Securities are to be sold in an underwritten offering the Company shall:

          (i) make such representations and warranties to the Purchaser and the underwriter or underwriters, if any, in form, substance and scope as are customarily made by issuers to selling stockholders and underwriters in secondary offerings;

          (ii) cause to be delivered to the sellers of Registrable Securities and the underwriter or underwriters, if any, opinions of independent counsel to the Company (which counsel and opinions shall be reasonably satisfactory in form, scope and substance to Purchaser and the underwriter(s), if any, and their counsel), (A) on and dated as of the effective day of the applicable Registration Statement (and in the case of an underwritten offering, dated the date of delivery of any Registrable Securities sold pursuant thereto) stating that (x) such Registration Statement complies in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder,
     (y) such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (z) the documents incorporated by reference in the prospectus accompanying such Registration Statement, at the time they were filed with the Commission or as amended, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder and, when read together with the other information in such prospectus, do not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) within fifteen (15) days following the filing of the Company's Annual Report on Form 10-K for each fiscal year thereafter, an opinion of independent counsel to the Company, updating the opinion referred to in clause (A) of this paragraph;

          (iii) cause to be delivered, immediately prior to the effectiveness of the applicable Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), and at the beginning of each fiscal year following a year during which the Company's independent certified public accountants shall have reviewed any of the Company's books or records, a "comfort" letter from the Company's independent certified public accountants addressed to the Purchaser and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with secondary offerings; such accountants shall have undertaken in each such letter to update the same during each such fiscal year in which such books or records are being reviewed so that each such letter shall remain current, correct and complete throughout such fiscal year;

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     and each such letter and update thereof, if any, shall be reasonably satisfactory to the Purchaser;

          (iv) if an underwriting agreement is entered into, the same shall include customary indemnification and contribution provisions to and from the underwriters and procedures for secondary underwritten offerings;

          (v) deliver such documents and certificates as may be reasonably requested by any purchaser of the Registrable Securities being sold or the managing underwriter or underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement, if any; and

          (vi) deliver to Purchaser on the effective day of the applicable Registration Statement (and, in the case of an underwritten offering, on the date of delivery of any Registrable Securities sold pursuant thereto), and at the beginning of each fiscal quarter thereafter, a certificate in form and substance as shall be reasonably satisfactory to Purchaser, executed by an executive officer of the Company and to the effect that all the representations and warranties of the Company contained in the Securities Purchase Agreement are still true and correct except as disclosed in such certificate; the Company shall, as to each such certificate delivered at the beginning of each fiscal quarter, update or cause to be updated each such certificate during such quarter so that it shall remain current, complete and correct throughout such quarter; and such updates received by Purchaser during such quarter, if any, shall have been reasonably satisfactory to Purchaser.

          (k) Make available for inspection by Purchasers, their representative(s), any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by any Purchaser or underwriter, all financial and other records customary for purposes of a Purchasers' and underwriters' due diligence examination of the Company and review of any Registration Statement, all filings made with the Commission subsequent to the Closing, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement, provided that such parties agree to keep such information confidential;

          (l) Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to any Registration Statement and to enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Purchasers may reasonably request, and registered in such names as the Purchasers may request; and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Purchasers) an appropriate instruction and opinion of such counsel; and

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          (m)  Permit counsel to Purchaser to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time (but not less than five (5) business days) prior to each filing, and to incorporate those changes, if provided to the Company or its counsel within such five (5) business day period, suggested by such counsel.

4.   Obligations of the Purchaser.

          Obligations of the Purchasers. In connection with the registration of the Registrable Securities, the Purchaser shall have the following obligations:

          (a) Furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities. The intended method or methods of disposition and/or sale (Plan of Distribution) of the Registrable Securities as so provided by the participating Purchaser shall be included without alteration in any Registration Statement covering the Registrable Securities and shall not be changed without written consent of the Purchaser. At least five (5) business days prior to the first anticipated filing date of any Registration Statement, the Company shall notify the Purchaser of the information the Company requires from the Purchaser if the Purchaser elects to have any of its Registrable Securities included in such Registration Statement; and

          (b) The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any Blackout Event of the kind described in Section 3(f) or 3(g) above, it will immediately discontinue disposition of its Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) shall be furnished to the Purchaser.

5.   Expenses of Registration.

          Other than underwriting discounts and commissions, all expenses incurred in connection with registrations, filings or qualifications pursuant to this Agreement, including, without limitation, all registration, listing, and qualification fees, printing and accounting fees, and the fees and disbursements of counsel for the Company, and the fees of one counsel to the Purchaser with respect to the Registration Statement filed pursuant hereto, shall be borne by the Company, up to a maximum of three thousand dollars ($3,000).

6.   Indemnification.

          In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          (a) The Company will indemnify and hold harmless each Purchaser, each of its officers, directors and partners, and each person, if any, who controls such Purchaser within the meaning of the Securities Act or the Exchange Act (each, an Indemnified Person), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, Claims) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue or alleged untrue statement of a

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material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) any untrue or alleged statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission or alleged omission to state therein any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state or foreign securities law or any rule or regulation under the Securities Act, the Exchange Act or any state or foreign securities law (the matters in foregoing clauses (i) through (iii) being, collectively, Violations). The Company shall, subject to the provisions of Section 6(b) below, reimburse each Purchaser, promptly as such expenses are incurred and are due and payable, for any legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise, including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which such Purchaser is a party), incurred by it in connection with the investigation or defense of any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(a) shall not (i) apply to any Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof supplement thereto; (ii) with respect to any preliminary prospectus, inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the final prospectus, as then amended or supplemented, if such final prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (iii) be available to the extent that such Claim is based upon a failure of any Purchaser to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; or (iv) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchaser pursuant to Section 9. Each Purchaser will indemnify the Company and its officers and directors against any Claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Purchaser, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company in this Section 6.

          (b) Promptly after receipt by an Indemnified Person under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In such event, the Company shall pay for only one separate legal counsel for the Purchasers, and such legal counsel shall be selected by the Purchasers holding a majority of the Shares outstanding (assuming conversion and/or exercise of all outstanding Securities and Warrant Debentures). The failure to deliver written notice to an indemnifying party within a reasonable time after the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section 6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

          (c) No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of an unconditional and irrevocable release from all liability in respect of such claim or litigation.

          (d) Notwithstanding the foregoing, to the extent that any provisions relating to indemnification or contribution contained in the underwriting agreements entered into among the Company, the underwriters and the Purchaser in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreements shall be controlling as to the Registrable Securities included in the public offering; provided, however, that if, as a result of this Section 6(d), any Purchaser, its officers, shareholders, members, directors, partners or any person controlling such Purchaser is or are held liable with respect to any Claim for which they would be entitled to indemnification hereunder but for this Section 6(d) in an amount which exceeds the aggregate proceeds received by such Purchaser from the sale of Registrable Securities included in a registration pursuant to such underwriting agreement (the "Excess Liability"), the Company shall reimburse such Purchaser for such Excess Liability.

7.   Contribution.

          To the extent any indemnification by an indemnifying party is prohibited or limited under applicable law, the indemnifying party agrees to contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the Indemnified Person on the other hand in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the Indemnified Person shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact on which such Claim is based relates to information supplied by the indemnifying party or by the Indemnified Person, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the forgoing, (a) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (b) contribution by any seller of Registrable Securities shall be limited in amount to the net proceeds received by such seller from the sale of such Registrable Securities. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Purchaser and any other party were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section.

8.   Reports Under Exchange Act.

          With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Purchaser to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

          (i) make and keep public information available, as those terms are understood and defined in Rule 144;

          (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (iii) furnish to the Purchaser, so long as the Purchaser owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or periodic report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit such Purchaser to sell such securities pursuant to Rule 144 without registration.

9.   Assignment of the Registration Rights.

     The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by any Purchaser to any transferee of all or any portion of the Securities or Shares held by such Purchaser if: (a) such Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and
(ii) the Securities or Shares with respect to which such registration rights are being transferred or assigned; (c) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and

(d) the transferee of the relevant Securities or Shares complies with the restrictions on the Purchaser set forth in Section 4 of the Securities Purchase Agreement.

10.  Amendment of Registration Rights.

          Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and holders of 75% of the Registrable Securities from time to time. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Purchaser and the Company.

11.  Miscellaneous.

          (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

          (b) Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.


Company:                  Information Highway.com, Inc.
                          #185-10751 Shellbridge Way
                          Richmond, British Columbia  V6X 2W8
                          Attention:  John G. Robertson, President
                          Tel:  (604)  278-5996
                          Fax: (604)  278-3409

                          With a copy to:

                          Ogden Murphy Wallace P.L.L.C.
                          2100 Westlake Center Tower
                          1601 Fifth Avenue
                          Seattle, Washington  98101-1192
                          Attention:  James L. Vandeberg, Esq.
                          Tel:  (206) 447-7000
                          Fax: (206) 447-0215

Purchaser:                Senasqua Investors LLC
                          c\o WEC Asset Management LLC
                          110 Colabaugh Pond Road
                          Croton-on-Hudson, New York  10520
                          Attention:  Daniel J. Saks
                          Tel:  (914) 271-2211
                          Fax:  (914) 271-0889

                          With a copy to:

                          Pryor Cashman Sherman & Flynn LLP
                          410 Park Avenue
                          New York, New York  10022
                          Attention:  Mark Saks, Esq.
                          Tel:  (212) 326-0140
                          Fax: (212) 326-0806


          (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, except for provisions with respect to internal corporate matters of the Company which shall be governed by the corporate laws of the State of Florida. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. This Agreement has been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its terms, without any construction in favor of or against either party. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such validity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth, or referred to herein and in the other Primary Documents. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          (h) The Company acknowledges that any failure by the Company to perform its obligations under Section 2(a), or any delay in such performance could result in direct damages to the Purchaser, and the Company agrees that, in addition to any other liability the Company may have by reason of any such failure or delay, the Company shall be liable for all direct damages caused by any such failure or delay.


       [SIGNATURE PAGE TO FOLLOWS, REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed.


                                 INFORMATION HIGHWAY.COM, INC.

                                 By:
                                    --------------------------------------
                                    Name:  John G. Robertson
                                    Title: President


                                 SENASQUA INVESTORS LLC

                                 By: WEC Asset Management LLC, Manager

                                 By:
                                    --------------------------------------
                                    Name:  Daniel J. Saks
                                    Title:  Managing Director

                                                                   SCHEDULE 2(e)

                            ADDITIONAL COMMON STOCK
                  TO BE INCLUDED ON THE REGISTRATION STATEMENT


Name of Selling Shareholder    Number of Shares of    Number of Warrants    Number of Shares that
                                Common Stock to be    Shares that may be    may be acquired upon
                                    Qualified            acquired upon        exercise of Stock
                                                          exercise of              Option
                                                           Warrants
--------------------------------------------------------------------------------------------------
Gordon Friesen                                                                              75,000
--------------------------------------------------------------------------------------------------
David Sass                                                                                 300,000
--------------------------------------------------------------------------------------------------
Russ Gallagher                                                                             100,000
--------------------------------------------------------------------------------------------------
JGR Petroleum Inc.                            50,000
--------------------------------------------------------------------------------------------------
IP Equity Inc.                               225,000                                       125,000
--------------------------------------------------------------------------------------------------
Chris Agarwal                                 30,000
--------------------------------------------------------------------------------------------------
David Williamson Associates                    5,000
 Limited
--------------------------------------------------------------------------------------------------
Mark Nadelson                                  5,000
--------------------------------------------------------------------------------------------------
World of Internet.com AG                      20,000
--------------------------------------------------------------------------------------------------
K & D Equities, Inc.                                              400,000
--------------------------------------------------------------------------------------------------
Garry Savage                                                      100,000
--------------------------------------------------------------------------------------------------
Mallory M. Parmerlee Trust                                          5,000
 Share
--------------------------------------------------------------------------------------------------
Shawn Lampman                                                      12,500
--------------------------------------------------------------------------------------------------
Joe Ebner                                                          25,000
--------------------------------------------------------------------------------------------------
Dave A. Hanson                                                      5,000
--------------------------------------------------------------------------------------------------
F.S.D.R.H. Trust                                                   12,500
--------------------------------------------------------------------------------------------------
Gene Cartwright Living Trust                                       25,000
--------------------------------------------------------------------------------------------------
T. Kozub                                                            5,000
--------------------------------------------------------------------------------------------------
The Sunrise Trust                                                  15,000
--------------------------------------------------------------------------------------------------
Edward Keeney                                                       3,000
--------------------------------------------------------------------------------------------------
T.H. Scheer                                                        13,150
--------------------------------------------------------------------------------------------------

Name of Selling Shareholder    Number of Shares of    Number of Warrants    Number of Shares that
                                Common Stock to be    Shares that may be    may be acquired upon
                                    Qualified            acquired upon        exercise of Stock
                                                          exercise of              Option
                                                           Warrants
--------------------------------------------------------------------------------------------------
David Fan                                                           6,600
--------------------------------------------------------------------------------------------------
Ladislav Korcek                                                     2,000
--------------------------------------------------------------------------------------------------

                                       2